UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.

As previously announced, on January 27, 2014, Martin Marietta Materials, Inc., a North Carolina corporation (“Martin Marietta”), Texas Industries, Inc., a Delaware corporation (“TXI”), and Project Holdings, Inc., a North Carolina corporation and a wholly owned subsidiary of Martin Marietta (“Merger Sub”), entered into an Agreement and Plan of Merger, pursuant to which Merger Sub will merge with and into TXI (the “Merger”), with TXI surviving the Merger as a wholly owned subsidiary of Martin Marietta.

Upon consummation of the Merger, Martin Marietta currently expects to redeem TXI’s 9 ¼% Senior Notes due 2020 (the “TXI Notes”) and to satisfy and discharge the related indenture. Martin Marietta expects to finance such redemption, satisfaction and discharge with a combination of the net proceeds from the proposed private notes offering described under Item 8.01 of this Current Report on Form 8-K, cash on hand and drawings under its trade receivables facility and/or revolving credit facility.

In a preliminary offering memorandum dated June 23, 2014 (the “Preliminary Offering Memorandum”), distributed to prospective investors in connection with the proposed private notes offering, Martin Marietta disclosed certain information to prospective investors. The following information, excerpted from the Preliminary Offering Memorandum, is furnished to this report under Item 7.01:

Use of proceeds

Martin Marietta estimates that the net proceeds from the offering will be approximately $694.9 million, after deducting the initial purchasers’ discounts and Martin Marietta’s estimated offering expenses, and assuming an aggregate issue price of par. Absent any special mandatory redemption of the Notes, Martin Marietta intends to use the net proceeds from the offering, along with cash on hand and drawings under its trade receivables facility, to redeem all $650.0 million in principal amount of the TXI Notes at a redemption price equal to 100% of the principal amount thereof plus a specified “make-whole premium” and unpaid interest accrued thereon (estimated to be approximately $765.5 million). Martin Marietta currently expects to redeem, and satisfy and discharge the indenture governing, the TXI Notes upon consummation of the Merger. Although Martin Marietta expects to finance the redemption of the TXI Notes with a combination of the net proceeds from the offering, cash on hand and drawings under its trade receivables facility, if the borrowing base under its trade receivables facility is not fully available upon consummation of the Merger, Martin Marietta expects to borrow under its revolving credit facility to finance a portion of such redemption. Pending final use, Martin Marietta expects to invest the net proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

As of March 31, 2014 (subject to the following sentence), after giving pro forma effect to the offering, the incremental $100.0 million draw on its trade receivables facility (as described below), the consummation of the Merger and the redemption of the TXI Notes as described in the above paragraph, (a) Martin Marietta would have had consolidated outstanding indebtedness of $1,876.7 million, of which $250.0 million would have represented secured indebtedness, (b) Martin Marietta’s subsidiaries other than TXI and its subsidiaries would have had no outstanding indebtedness or preferred equity, and (c) TXI and its subsidiaries would have had $8.8 million of outstanding indebtedness and no preferred equity. Such as adjusted pro forma amounts as of March 31, 2014 include TXI’s balance sheet information as of February 28, 2014; Martin Marietta is not aware of any significant transactions outside the ordinary course of business for TXI in the month ended March 31, 2014.

Recent developments

Martin Marietta has a trade receivables securitization facility backed by trade receivables originated by Martin Marietta and certain of its subsidiaries. On April 18, 2014, Martin Marietta and its wholly owned subsidiary, Martin Marietta Funding LLC (“MM Funding”), entered into the Second Amendment to its Credit and Security Agreement with SunTrust Bank dated as of April 19, 2013, to extend the termination date of the facility to September 30, 2014. The facility bears interest at one-month LIBOR plus a margin. As of March 31, 2014, the trade receivables facility was fully drawn. On June 20, 2014, MM Funding received a commitment letter from SunTrust Bank agreeing to increase the amount of the facility by an additional $100.0 million to a total of $250.0 million on July 1, 2014. Martin Marietta expects to fully draw the incremental $100.0 million on or before the date it consummates the Merger in order to partially fund the redemption of the TXI Notes, and for general working capital purposes.

Additionally, on June 20, 2014, Martin Marietta entered into an amendment to the credit agreement governing its revolving credit facility in order to (i) amend the definition of “Consolidated EBITDA” therein to permit certain Merger-related transaction expenses to be added back in the determination of Consolidated EBITDA and (ii) amend the required levels in the leverage ratio financial covenant therein, which is tested as of the last day of each fiscal quarter.

Summary Financial Data

Summary historical financial data of Martin Marietta

The following table sets forth summary historical consolidated financial information for Martin Marietta. The historical annual consolidated financial information for Martin Marietta is derived from the audited consolidated financial statements of Martin Marietta as of and for each of the years in the five-year period ended December 31, 2013. The historical consolidated financial information for Martin Marietta as of and for the three months ended March 31, 2014 and 2013 has been derived from the unaudited interim consolidated financial statements of Martin Marietta and, in the opinion of Martin Marietta’s management, includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim periods. The following information should be read together with Martin Marietta’s consolidated financial statements and the notes related to those financial statements. Martin Marietta’s historical consolidated financial information may not be indicative of future performance.

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
Statement of Earnings Data:(1)
Consolidated Operating Results
Net sales	$379,678	$344,059	$1,943,218	$1,832,957	$1,519,754	$1,475,638	$1,419,604
Freight and delivery revenues	48,951	39,850	212,333	198,944	193,862	177,168	153,648
Total revenues	428,629	383,909	2,155,551	2,031,901	1,713,616	1,652,806	1,573,252
Cost of sales	353,843	331,238	1,579,261	1,505,823	1,217,752	1,153,987	1,088,091
Freight and delivery costs	48,951	39,850	212,333	198,944	193,862	177,168	153,648
Total cost of revenues	402,794	371,088	1,791,594	1,704,767	1,411,614	1,331,155	1,241,739
Gross Profit	25,835	12,821	363,957	327,134	302,002	321,651	331,513
Selling, general and administrative expenses	34,247	37,648	150,091	138,398	124,138	130,422	135,881
Business development costs	9,512	307	671	35,140	18,575	1,220	2,199
Other operating (income) and expenses, net	(2,026)	(1,814)	(4,793)	(2,574)	(1,720)	(8,298)	10,586
(Loss) Earnings from Operations	(15,898)	(23,320)	217,988	156,170	161,009	198,307	182,847
Interest expense	12,201	13,496	53,467	53,339	58,586	68,440	73,455
Other nonoperating expenses and (income),net	3,463	623	295	(1,299)	1,834	198	(1,165)
(Loss) Earnings from continuing operations before taxes on income	(31,562)	(37,439)	164,226	104,130	100,589	129,669	110,557
Taxes on income	(8,424)	(8,398)	44,045	17,431	21,003	30,913	25,981
(Loss) Earnings from Continuing Operations	(23,138)	(29,041)	120,181	86,699	79,586	98,756	84,576
Less: Net (loss) earnings attributable to noncontrolling interests	(1,535)	(1,490)	(1,905)	1,053	1,194	1,652	2,705
Net (Loss) Earnings From Continuing Operations Attributable to Controlling Interests	$(21,603)	$(27,551)	$122,086	$85,646	$78,392	$97,104	$81,871

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
Balance Sheet Data:
Total Assets	$3,255,257	$3,154,775	$3,259,826	$3,160,926	$3,147,822	$3,074,743	$3,239,283
Current liabilities – other	$181,355	$163,013	$198,146	$167,659	$166,530	$136,779	$147,434
Current maturities of long-term debt and short-term facilities	12,403	5,677	12,403	5,676	7,182	248,714	226,119
Long-term debt	1,055,541	1,072,850	1,018,518	1,042,183	1,052,902	782,045	1,023,492
Other noncurrent liabilities	461,665	503,178	455,840	495,109	472,344	438,946	435,827
Shareholders’ equity	1,508,785	1,371,791	1,537,877	1,410,545	1,409,321	1,425,440	1,365,240
Noncontrolling interests	35,508	38,266	37,042	39,754	39,543	42,819	41,171
Total Liabilities and Equity	$3,255,257	$3,154,775	$3,259,826	$3,160,926	$3,147,822	$3,074,743	$3,239,283

Other Financial Data:
EBITDA(2)	$24,205	$19,804	$390,219	$329,851	$335,949	$374,652	$364,143
Adjusted EBITDA(2)	$36,090	$20,436	$390,815	$369,373	$339,475	$371,975	$366,849

(1)	Amounts may not equal amounts reported in Martin Marietta’s prior Annual Reports on Form 10-K, as amounts have been recast to reflect discontinued operations.
(2)
Martin Marietta calculates Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (“EBITDA”) as net earnings (loss) attributable to Martin Marietta Materials, Inc., before interest expense, income tax (benefit) expense for controlling interests and depreciation, depletion and amortization expense, and Martin Marietta calculates Adjusted EBITDA as EBITDA adjusted for the operating and non-operating costs described in the table below. EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. Accordingly, neither measure should be considered as a substitute for net earnings (loss), operating earnings (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, Martin Marietta’s management believes that EBITDA and Adjusted EBITDA may provide additional information with respect to its performance or ability to meet its future debt service, capital expenditures and working capital requirements. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net earnings and may vary among companies, EBITDA and Adjusted EBITDA for Martin Marietta may not be comparable to similarly titled measures of other companies, including TXI.

The table below reconciles net earnings (loss) attributable to Martin Marietta Materials, Inc. to EBITDA and Adjusted EBITDA for the periods presented.

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
Net earnings (loss) attributable to Martin Marietta Materials, Inc.	$(21,618)	$(27,839)	$121,337	$84,474	$82,379	$97,012	$85,459
Interest expense	12,201	13,496	53,467	53,339	58,586	68,456	73,460
Income tax (benefit) expense for controlling interests	(8,400)	(8,516)	43,496	16,504	23,198	29,307	27,462
Depreciation, depletion, and amortization expense	42,022	42,663	171,919	175,534	171,786	179,877	177,762
EBITDA	$24,205	$19,804	$390,219	$329,851	$335,949	$374,652	$364,143
Reversal of excess legal reserve	–	–	–	–	–	(2,751)	–
Charge for early retirement benefit	–	–	–	3,885	4,414	–	–
(Gain) loss on divestitures and sales of assets	(1,106)	(662)	(2,265)	(956)	(15,494)	(4,492)	2,121
Business development costs	9,512	307	671	35,140	18,575	1,220	2,199
Settlement expense for pension plan	–	–	729	779	375	3,455	–
Other nonoperating expense (income)	3,463	623	295	(1,299)	1,834	202	(1,145)
Pre-tax loss (gain) on discontinued operations	16	364	1,166	1,973	(6,178)	(311)	(469)
Adjusted EBITDA	$36,090	$20,436	$390,815	$369,373	$339,475	$371,975	$366,849

Summary historical financial data of TXI

The following table sets forth summary historical consolidated financial information for TXI. The historical annual consolidated financial information for TXI is derived from the audited consolidated financial statements of TXI as of and for each of the years in the five-year period ended May 31, 2013. The historical consolidated financial information for TXI as of and for the nine months ended February 28, 2014 and 2013 has been derived from the unaudited interim consolidated financial statements of TXI and, in the opinion of TXI’s management, includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim periods. The following information should be read together with TXI’s consolidated financial statements and the notes related to those financial statements. TXI’s historical consolidated financial information may not be indicative of future performance.

	As of and for the nine months ended February 28,		As of and for the year ended May 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
Statements of Earnings Data:(1)
Net sales	$649,802	$483,575	$697,081	$594,105	$571,906	$571,684	$770,823
Net (loss) earnings from continuing operations	$(38,979)	$(26,098)	$(10,494)	$1,928	$(69,472)	$(44,702)	$(26,960)
Net earnings from discontinued operations	–	6,504	35,044	5,548	4,559	5,849	9,313
Net (loss) earnings	$(38,979)	$(19,594)	$24,550	$7,476	$(64,913)	$(38,853)	$(17,647)

Balance Sheet Data:
Total assets	$1,587,030	$1,548,471	$1,635,825	$1,576,928	$1,551,011	$1,531,747	$1,572,544
Net working capital	$185,754	$182,505	$187,297	$218,299	$260,822	$257,684	$232,704
Long-term debt	$656,797	$658,392	$657,935	$656,949	$652,403	$538,620	$541,540
Shareholders’ equity	$732,088	$695,041	$753,464	$696,271	$695,582	$761,248	$803,145

Other Financial Data:
EBITDA(2)	$68,997	$47,251	$120,986	$107,414	$34,691	$54,174	$130,359
Adjusted EBITDA(2)	$76,176	$32,489	$45,262	$27,992	$9,906	$39,306	$99,939

(1)	Amounts may not equal amounts reported in TXI’s prior Annual Reports on Form 10-K, as amounts have been recast to reflect discontinued operations.
(2)
TXI calculates Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (“EBITDA”) as net income (loss) from operations before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, restructuring charges and goodwill impairment, and loss on debt retirements. Martin Marietta calculates TXI’s Adjusted EBITDA as TXI’s EBITDA adjusted for the operating and non-operating costs described in the table below. EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. Accordingly, neither measure should be considered as a substitute for net income (loss), net income (loss) from continuing operations, cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, Martin Marietta’s management believes that EBITDA and Adjusted EBITDA may provide additional information with respect to TXI’s performance or ability to meet its future debt service, capital expenditures and working capital requirements. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and may vary among companies, EBITDA and Adjusted for TXI may not be comparable to similarly titled measures of other companies, including Martin Marietta.

The table below reconciles net income (loss) from operations to EBITDA and Adjusted EBITDA for the periods presented.

	As of and for the nine months ended February 28,		As of and for the year ended May 31,
(in thousands)	2014	2013	2013	2012	2011	2010	2009
Net income (loss) from operations	$(38,979)	$(19,594)	$24,550	$7,476	$(64,913)	$(38,853)	$(17,647)
Interest expense	52,203	22,462	32,807	34,835	47,583	52,240	33,286
Income tax expense (benefit)	(2,783)	1,415	3,764	998	(41,895)	(23,138)	(12,774)
Depreciation, depletion, and amortization expense	58,556	42,968	59,865	60,952	64,297	63,925	68,192
Restructuring charges and goodwill impairment	–	–	–	3,153	–	–	58,395
Loss on debt retirements	–	–	–	–	29,619	–	907
EBITDA	$68,997	$47,251	$120,986	$107,414	$34,691	$54,174	$130,359
Loss (gain) on asset disposals	(6,133)	(4,822)	(64,425)	(67,610)	(13,638)	(1,350)	(6,759)
Accretion expense for asset retirement obligations	212	130	175	175	194	311	296
Other nonoperating (income) expense	13,100	–	–	(3,800)	(4,800)	(4,500)	(7,900)
Pre-tax loss (gain) on discontinued operations*	–	(10,070)	(11,474)	(8,187)	(6,541)	(9,329)	(16,057)
Adjusted EBITDA	$76,176	$32,489	$45,262	$27,992	$9,906	$39,306	$99,939

*
In the fiscal years ended May 31, 2010 and 2009, TXI reported after-tax gain on discontinued operations of $5,849 and $9,313, respectively, and did not separately report such amounts on a pre-tax basis. The pre-tax loss (gain) on discontinued operations for such periods in the table above have been estimated using TXI’s overall effective income tax rate of 37.3% and 42.0% in the fiscal years ended May 31, 2010 and 2009, respectively.

EBITDA and Adjusted EBITDA have important limitations as analytical tools. Some of these limitations include the fact that EBITDA and Adjusted EBITDA:

●	do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	do not reflect changes in, or cash requirements for, working capital needs;
●	do not reflect significant interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
●	exclude certain tax payments that may represent a reduction in cash available;
●	do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future;
●	do not reflect certain charges that affect the operating results of business; and
●	involve judgment as to whether items affect fundamental operating performance.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to Martin Marietta or TXI to invest in the growth of their respective businesses. Management uses these financial measures only as a supplement to GAAP results.

Ratio of earnings to fixed charges

The following table sets forth Martin Marietta’s ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31,
(Unaudited)	2009	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	2.23	2.40	2.31	2.45	3.41	-0.82

Martin Marietta computed the ratio of earnings to fixed charges by dividing “Earnings and Fixed Charges” by the amount of “Total Fixed Charges”. For the purposes of calculating this ratio, Martin Marietta has calculated “Earnings and Fixed Charges” by adding (i) earnings before income taxes; (ii) net loss from less than 50%-owned associated companies; (iii) interest expense; and (iv) a portion of rents representative of an interest factor. For the purposes of calculating this ratio, Martin Marietta has calculated “Total Fixed Charges” by adding (i) interest expense; (ii) capitalized interest; and (iii) a portion of rents representative of an interest factor.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibits hereto, shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  nor shall it be incorporated by reference into future filings by Martin Marietta under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, unless Martin Marietta expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01	Other Events.

On June 23, 2014, Martin Marietta issued a press release announcing its intention to offer $700 million aggregate principal amount of senior notes, comprised of floating rate senior notes due 2017 and fixed rate senior notes due 2024 (together, the “Notes”). The Notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will be offered subject to prevailing market conditions, and there is no assurance that the offering will be completed or, if completed, as to the terms on which it will be completed. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The text of such June 23, 2014 press release, which is attached hereto as Exhibit 99.1, is incorporated by reference herein.

Also on June 23, 2014, Martin Marietta issued a press release announcing that it expects to enter into an agreement with the U.S. Department of Justice that will resolve all competition issues with respect to Martin Marietta’s proposed acquisition of TXI. The text of such June 23, 2014 press release, which is attached hereto as Exhibit 99.2, is incorporated by reference herein.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of TXI by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s  and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission (“SEC”), including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  These risks, as well as other risks associated with Martin Marietta’s proposed acquisition of TXI are also more fully discussed in the definitive joint proxy statement/prospectus that Martin Marietta and TXI filed with the SEC on Form 424B3 and Schedule 14A, respectively, on May 30, 2014 in connection with the proposed acquisition.  Martin Marietta  and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Martin Marietta and TXI and that also constitutes a prospectus of Martin Marietta (which registration statement was declared effective on May 30, 2014).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BY MARTIN MARIETTA OR TXI, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website,  http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or security holder.  However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 24, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014.  Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants is also included in the joint proxy statement/prospectus.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 23, 2014, titled “Martin Marietta Materials, Inc. Announces Private Offering of Senior Notes”.
99.2	Press release dated June 23, 2014, titled “Martin Marietta Materials, Inc. Expects to Enter into Agreement with U.S. Department of Justice Regarding Proposed Acquisition of Texas Industries”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: June 23, 2014	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Senior Vice President, General Counsel
And Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 23, 2014, titled “Martin Marietta Materials, Inc. Announces Private Offering of Senior Notes”.
99.2	Press release dated June 23, 2014, titled “Martin Marietta Materials, Inc. Expects to Enter into Agreement with U.S. Department of Justice Regarding Proposed Acquisition of Texas Industries”.